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                                                                    Exhibit 23.1

                         CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-4 No. 333-64580) and related Joint Proxy Statement/Prospectus of Cantel Medical Corp. for the registration of 1,982,806 shares of its common stock and to the incorporation by reference therein of our report dated September 26, 2000, with respect to the consolidated financial statements and schedule of Cantel Medical Corp. included in its Annual Report on Form 10-K for the year ended July 31, 2000, filed with the Securities and Exchange Commission.

                                          /s/ ERNST & YOUNG LLP



MetroPark, New Jersey
July 30, 2001